EXHIBIT 5.1

              [LETTERHEAD OF RUBIN BAUM LEVIN CONSTANT & FRIEDMAN]

                                                                 January 6, 1998

Semiconductor Laser International Corporation
15 Link Drive
Binghamton, New York 13904

      Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

      You have requested our opinion in connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") being filed by Semiconductor Laser International Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement is being filed in connection with the offering by certain holders of shares of Common Stock, $.01 par value per share (the "Common Stock") of the Company, issued or issuable as follows:(i) 4,712,810 shares of Common Stock (the "Conversion Shares"), issued upon the conversion of 2,000,000 shares of the Company's Series A 8% Convertible Preferred Stock, par value $.01 per share; (ii) 55,000 shares of Common Stock (the "Law Firm Shares") issued to attorneys for the

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RUBIN BAUM LEVIN CONSTANT & FRIEDMAN

Semiconductor Laser International Corporation
January 6, 1998
Page 2

Company as payment for outstanding legal fees, (iii) 750,000 shares of Common Stock (the "Warrant Shares") issuable upon exercise of warrants (the "MDC Warrants") to purchase shares of Common Stock issued to a consultant to the Company, and (iv) 20,000 shares of Common Stock (the "Consultant Warrant Shares") issuable upon exercise of warrants (the "Consultant Warrants") to purchase shares of Common Stock issued to another consultant to the Company.

      We have examined such records and documents and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

      Based upon such examination, it is our opinion that (i) the Conversion Shares are duly authorized, validly issued, fully paid and nonassessable; (ii) the Law Firm shares are duly authorized, validly issued, fully paid and non assessable; (iii) the MDC Warrant Shares issuable upon exercise of the MDC Warrants, when issued, will be duly authorized, validly issued, fully paid and nonassessable; and (iv) the Consultant Warrant Shares, issuable upon exercise of the Consultant Warrants, when issued, will be duly authorized, validly issued, fully paid and nonassessable.

      We hereby consent to the filling of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or under the Rules.

      Walter M. Epstein, a partner of Rubin Baum Levin Constant & Friedman owns 5,000 shares of the Company's Common Stock and 35,000 publicly traded warrants to purchase 35,000 shares of the Company's Common Stock. In addition, 24,000 Law Firm Shares have been issued to Rubin Baum Levin Constant & Friedman.

                                 Very truly yours,


                                 /s/ Rubin Baum Levin Constant & Friedman
                                 RUBIN BAUM LEVIN CONSTANT & FRIEDMAN